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                                                                    EXHIBIT 10.1

                                 PIEDMONT CENTER

         THIS LEASE is made as of the 30th day of July, 1999, by and between PIEDMONT OFFICE CENTER, INC., a Delaware corporation (herein called "Landlord"), and NOVIENT, INC., a Georgia corporation (herein called "Tenant").

                              W I T N E S S E T H:

PREMISES

         1. Landlord does hereby rent and lease to Tenant Suite 500 consisting of approximately 9,451 rentable square feet as shown outlined in red on Exhibit "A" attached hereto and made a part hereof (herein called the "Premises") in the building (herein called the "Building") known as Building Seven, Piedmont Center, and situated at 3525 Piedmont Road, N.E., Atlanta, Georgia 30305. No easements, including, without limitation, easements for light, air, or view, are included in this Lease. Buildings 5-8 Piedmont Center, together with its respective parking decks and is herein sometimes collectively called the "Complex". The Complex contains approximately 490,000 rentable square feet. For purposes of this Lease, the phrase "Piedmont Center" shall mean the office complex located on Piedmont Road, Atlanta, Georgia, and commonly known as Piedmont Center.

TERM

         2. This Lease shall be for a term (herein called the "Term") commencing on September 1, 1999 (herein called the "Commencement Date") and ending on the last day of the calendar month which is five (5) years and zero
(0) months following the Commencement Date. Notwithstanding the foregoing, (a) if Tenant takes occupancy of the Premises prior to the Commencement Date, then the Term shall commence on the date of said occupancy; and (b) if Landlord does not deliver to Tenant possession of the Premises on or before the Commencement Date (and such delay in delivery of possession of the Premises is not attributable to any failure of Tenant to perform fully and punctually Tenant's obligations as set forth in this Lease), then the Term shall commence on the earlier of the date Tenant takes possession of the Premises or the date the Premises are available for occupancy by Tenant, as established by written notice from Landlord before or after the Commencement Date; and the date set forth in such notice shall conclusively establish the Commencement Date; and (c) if Landlord does not deliver to Tenant possession of the Premises on or before the Commencement Date (and such delay in delivery of possession of the Premises is attributable to any failure of Tenant to perform fully and punctually Tenant's obligations as set forth in this Lease), then the Term shall commence on the Commencement Date. Upon Landlord's or Tenant's request, the other party agrees to confirm in writing when the Commencement Date has occurred.

RENTAL

         3. Tenant shall pay to Landlord (or to Landlord's designee as set forth by written notice from Landlord to Tenant), without any prior demand, offsets, or deductions, the sum of $207,921.96 per annum as fixed rent (hereinafter, together with all adjustments as herein

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provided, called "Base Rental"), payable in equal installments of $17,326.83 per month (subject to adjustments as herein provided) in advance, on the first day of each calendar month during the Term. Base Rental, together with all "additional rent" and other sums payable to Tenant as herein provided (herein collectively called "Rent") shall be paid at the address below or at such other place as Landlord may from time to time designate in writing to Tenant. In the event the Term does not commence on the first day of a calendar month or end on the last day of a calendar month, the Rent for such fractional month shall be proportionately reduced. No payment by Tenant or receipt by Landlord of Rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. All Rent payable by Tenant shall be paid to Landlord at the following address:

                             Suite 1274
                             75 Remittance Drive
                             Chicago, IL 60675-1274

Checks should be made payable to: Piedmont Center 5-8.

         In addition to the foregoing, Tenant shall pay the following sums to
Landlord:

         (a)      [omitted]

         (b) As used herein, the term "taxes" shall include every type of tax, charge, or impost in the nature of or in lieu of ad valorem taxes assessed against the Complex or upon the operation of the Complex, excepting only income taxes imposed upon Landlord. In addition to Base Rental, Tenant agrees to pay, as additional rent, Tenant's Share (as defined below in this Paragraph 3) of the amount, if any, of any increase in taxes on the Complex for the applicable calendar year over taxes on the Complex for the year 1999, prorated as may be necessary based upon the portion of the Term occurring during the calendar year involved. Landlord shall notify Tenant in writing of Tenant's pro rat share of such increase in taxes, if any; and Tenant agrees to pay Landlord, within thirty
(30) days thereafter, Tenant's share as additional rent hereunder. Notwithstanding anything to the contrary contained herein, prior to or promptly after the beginning of each calendar year during the Term, Landlord may estimate the total amount of taxes to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one--twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of taxes for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Rent owed by Tenant or remit such overpayment to Tenant if the Term has expired or has been terminated and no default exists hereunder. The obligations of Tenant under this Paragraph 3.b. shall survive the expiration or earlier termination of this Lease.


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         (c)      Tenant hereby covenants and agrees and shall be obligated to pay to Landlord, in addition to and not in lieu of the other sums specified herein, Tenant's Share (as defined below in this Paragraph 3) of the increase in Operating Costs (herein defined) for each calendar year of the Term in excess of the Initial Operating Costs (hereinafter defined). The Initial Operating Costs shall be, for the purposes of this Lease, the actual Operating Costs for calendar year 1999.

                  (i) The term Operating Costs shall mean all operating expenses of the Complex, computed on an accrual basis and including all expenses, cost, and disbursements of every kind and nature, which Landlord shall pay or becomes obligated to pay, including, but not limited to, the following:

                           (1) Costs, wages, and salaries of all persons engaged
in the management, operation, repair, security, or maintenance of the Complex, including, but not limited to, fringe benefits, taxes, insurance, and other benefits relating thereto:

                           (2) All supplies and materials used in the operation
and maintenance of the Complex;

                           (3) Costs of water, sewage, electricity and other
utilities furnished in connection with the operation of the Complex;

                           (4) Cost of all service agreements and maintenance
for the Complex and the equipment therein, including, but not limited to, trash removal, security services, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance, and grounds maintenance;

                           (5) Cost of all insurance relating to the Complex,
including, but not limited to, the cost of casualty and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith;

                           (6) Any reasonable consultants' fees incurred with
respect to issues or concerns involving the Complex;

                           (7) Cost of repairs and general maintenance of the
interior and exterior of the Complex (including, but not limited to, light bulbs and glass breakage; the redecorating, repainting, recarpeting and other such work of any common areas; heating, ventilation and air conditioning equipment; plumbing and electrical equipment; and elevators), parking areas, and landscaping;

                           (8) A management fee and other expenses incurred for
the general operating and management of the Complex;

                           (9) Costs due to any capital expenditures incurred
(i) which have the effect of reducing or limiting Operating Costs of the Complex, if such reduction or limitation insures to Tenant's benefit or (ii) which may be required by governmental authority or by Landlord's insurance carrier;


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                           (10) Legal and accounting fees and expenses
related to the operation of the Complex;

                           (11) Anything which could be classified as
an Operating Cost under generally accepted accounting principles, consistently applied, but not specified or expressly set forth hereunder.

                  Excluded from Operating Costs area:

                           (1) Capital items (except those expenditures referred
to above);

                           (2) Leasing commissions;

                           (3) Specific costs billed to and paid by specific
tenants or other third parties;

                           (4) Depreciation;

                           (5) Principal, interest, and other costs directly
related to financing the Complex;

                           (6) The cost of any repairs or general maintenance
paid by the proceeds of insurance policies carried by Landlord on the Complex;

                           (7) Taxes.

                  (ii) On or about April 1 of each calendar year (or as soon thereafter as practical), Landlord shall provide Tenant with a statement of the Operating Costs for the immediately preceding calendar year, and Tenant shall thereupon immediately pay Tenant's Share of Operating Costs in excess of the Initial Operating Costs. Such Operating Costs for such preceding year in excess of Initial Operating Costs shall be due and payable within thirty (30) days upon Tenant's receipt of such statement. Notwithstanding anything to the contrary contained herein, prior to or promptly after the beginning of each calendar year during the Term, Landlord may estimate the total amount of Operating Costs to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Costs for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Base Rental and additional rent owed by Tenant or remit such overpayment to Tenant if the Term has expired or has been terminated and no default exists hereunder.

                  (iii) If this Lease commences at any time other than the first day of a calendar year or terminates at any time other than the last day of a calendar year, the amount of Operating Costs due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.


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                  (iv)     Tenant's payment of Operating Costs shall not be
deemed payments of Base Rental under any governmental wage and price controls or analogous governmental actions affecting the amount of Base Rental which Landlord may charge Tenant for the Premises.

                  (v) The obligations of Tenant under this Paragraph 3.c. shall survive the expiration or earlier termination of this Lease.

         (d) For purposes of this Lease, the term "Tenant's Share" shall be defined as the percentage determined by dividing the rentable square feet of the Premises by the total rentable square feet in the Complex. Initially, Tenant's Share shall equal 4.344%. In the event the rentable square footage of the Premises or the Complex changes during the Term, Tenant's Share shall be automatically adjusted to reflect said change.

USE

         4. The Premises shall be used by Tenant for office and related purposes and no other. The Premises shall not be used by Tenant for any illegal purposes or in violation of any law or regulation of any governmental body or in any manner to create any nuisance or trespass or in any manner which could result in a cancellation of the insurance or an increase in the rate of insurance on the Premises or in any manner which is not environmentally sound.

TENANT'S ACCEPTANCE

         5. Except for the substantial completion of the work as may be set forth in Exhibit "D" ("Leasehold Improvements") attached hereto, Tenant accepts the Premises in their present condition and as suited for the use intended by Tenant, and Landlord shall not be required to make any repairs or improvements to the Premises. Taking possession of the Premises by Tenant shall be conclusive evidence that Tenant has accepted the Premises in "as is" condition, subject only to latent defects and the substantial completion of any items covered in any punch list which is agreed upon in writing by Landlord and Tenant within thirty (30) days after occupancy of the Premises by Tenant.

TENANT'S CARE; INSURANCE

         6. All repairs to the Premises not required to be made by Landlord under this Lease shall be made by Tenant, at Tenant's sole cost. Without limiting the foregoing, Tenant shall repair all partitions and all glass and plate glass (excluding windows and glass on the exterior of the Building unless damage to the same has been caused by Tenant), and all equipment, plumbing, and fixtures included within the Premises. If Tenant is insured for a claim (or would have been insured for a claim had Tenant procured the insurance required of Tenant by this Lease), Tenant shall be liable for and shall hold the Landlord Entitles (as defined in Paragraph 32) harmless in respect of damage or injury to the Premises, to the Complex, to the person or property of Tenant and to the person or property of Landlord's other tenants or anyone else, if arising in whole or in part out of or related to Tenant's occupancy of the Premises. If Tenant is not insured for the claim described in the preceding sentence (and Tenant is not required to insure such a claim under this Lease), Tenant shall be liable for and shall hold the


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Landlord Entitles harmless in respect of damage or injury to the Premises, to the Complex, to the person or property of Tenant and to the person or property of Landlord's other tenants or anyone else, if arising in whole or in part out of or related to Tenant's occupancy of the Premises, except to the extent such damage or injury is caused by Landlord's negligence. Tenant shall at once report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair, and Tenant shall be responsible for direct damages caused by Tenant's failure to report such condition. All personal property owned by Tenant or by any of Tenant's employees or visitors which is located upon the Premises or Complex shall be at the risk of Tenant only, and Tenant shall be liable for all damages resulting from the use and installation thereof, and the Landlord Entities shall not be liable for any damages resulting from the use and installation thereof, and the Landlord Entities shall not be liable for any damage thereto or theft thereof or any other damages resulting from the use or installation thereof. Provided that Tenant is not responsible for liabilities resulting from the gross negligence or willful misconduct of Landlord or its employees or agents. The terms and conditions of this Paragraph shall survive a termination or expiration of this Lease as to matters occurring or arising prior to the date of such termination or expiration.

         (b)      (i)      Tenant acknowledges and agrees that Landlord has an
insurable interest in Tenant's leasehold improvements. Tenant shall keep in force throughout the Term: (1) a Commercial General Liability insurance policy, such insurance to be written on an occurrence basis (not a claims made basis), with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (2) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (3) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute;
(4) Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease-each employee; (5) All Risk or Special Form covering protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and (6) Business Interruption Insurance with limit of liability representing loss of at least approximately six months of income.

                  (ii) Each of the aforesaid policies shall (1) be provided at Tenant's expense; (2) name the Landlord, the building management company and Landlord's lender, if any, as additional insureds; (3) be issued by an insurance company with a minimum Best's ratings of "A:VII" during the Term; and (4) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

                  (iii) Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such


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other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

                  (iv) So long as their respective insurers to permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

INSPECTIONS

         7. Upon prior reasonable notice, except in the event of an emergency, Landlord may enter the Premises at reasonable hours: to exhibit same to prospective purchasers, mortgagees or tenants; to inspect the Premises to see that Tenant is complying with all Tenant's obligations hereunder; and to make repairs required of Landlord under the terms hereof or repairs or modifications to any adjoining space. Notwithstanding anything in Section 7 of the Lease and Paragraph 10 of the Rules and Regulations to the contrary Landlord shall take all reasonable actions to protect and maintain the confidentiality of Tenant's confidential information and trade secrets and Landlord shall prevent any access by Landlord or its agents and contractors to the Premises from interfering with the operations of Tenant's business.

DEFAULT; REMEDIES

         8. Without limiting the other provisions of this Lease, the occurrence of any of the following shall constitute an "event of default" under this Lease: (a) any Rent is not paid within five (5) days after written notice by Landlord to Tenant that the Rent is due and unpaid; or (b) the Premises shall be deserted or vacated at a time that Tenant is in default for failure to pay rent due herein; or (c) Tenant shall fail to comply with any term, provision, condition or covenant of this Lease, other than the payment of Rent, or any of the Rules and Regulations now or hereafter established for the government of the Building and shall not cure such failure within fifteen (15) days after written notice to Tenant of such failure to comply; or (d) any petition is filed by Tenant under any section or chapter of the National Bankruptcy Act, as amended, or any petition is filed against Tenant under said Act and is not discharged within sixty (60) days, provided that the institution of an involuntary bankruptcy petition against Tenant shall not constitute a default or event of default hereunder unless that action is not dismissed within ninety (90) days after filing; or (e) Tenant shall become insolvent or make a transfer in fraud of creditors; or (f) Tenant shall make an assignment for benefit of creditors; or (g) a receiver is appointed for a substantial part of the assets of Tenant; or (h) the usufruct interest of Tenant or any portion thereof is levied on under execution. Notwithstanding any provision for notice and cure afforded Tenant by virtue of this paragraph, Landlord shall have no obligation to notify Tenant of any violations by Tenant of the terms of this Lease on more than two (2) occasions during any twelve month period nor on more than five (5) occasions during the Term, and an event of default shall be deemed to have occurred hereunder in such circumstances without the necessity of any prior notice by Landlord or opportunity to cure for Tenant.


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                  Upon the occurrence of an event of default, in addition to and not in limitation of any other right of remedy available to Landlord at law or in equity, Landlord shall have the option of any time thereafter to:

                  (1) Terminate this Lease (but Tenant shall nevertheless remain liable for damages as hereinafter set forth), in which event Tenant shall immediately surrender the Premises to Landlord but, if Tenant shall fail to so do, Landlord may, without further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in Rent, enter upon the Premises and expel or remove Tenant and Tenant's effects, by force if necessary, without being liable to prosecution or any claim for damages therefor. Upon any such termination Tenant shall pay to Landlord all Rent due and payable to the date upon which this Lease shall have been terminated, and Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages and not as penalty, a sum equal to the amount by which the Base Rental and additional rent payable for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) exceeds the fair and reasonable rental value of the Premises for the same period, both discounted at the rate of seven percent per annum to present worth. In determining the fair and reasonable rental value of the Premises, the rental realized by any relet, if such reletting be accomplished by Landlord acting in good faith within a reasonable time after termination of this Lease or after Landlord regains possession of the Premises, shall be deemed prima facie to be the rental value, provided the new lease is for a term of at least one (1) year and the new Tenant is a bona fide third party. Furthermore, in determining the fair and reasonable rental value of the Premises, all factors deemed relevant by Landlord should be considered as of the time Landlord seeks to enforce such remedy, including, without limitation, the length of time remaining in the Term, the market conditions in the general area in which the Building is located, the likelihood of reletting the Premises for a period of time equal to the remainder of the Term, the net effective rental rates (taking into account all concessions) then being obtained for space of similar type and size in similar buildings in the general area in which the Building is located, vacancy levels in buildings in the general area in which the Building is located, the anticipated duration of the period of time the Premises will be unoccupied prior to reletting, the anticipated cost of reletting, the then current levels of new construction that will be completed during the remainder of the Term, and the degree to which such new construction will likely affect vacancy and rental rates in buildings in the general area in which the Building is located. Landlord and Tenant agree that it is difficult or impossible to determine the actual damages Landlord will suffer from Tenant's default hereunder and that the parties intend to provide for damages, not a penalty, and that the agreed upon liquidated damages are fair and just and a reasonable pre-estimate of such damages, all in accordance with O.C.G.A. Section 13-6-7.

                  (2) Re-enter the Premises, without notice, either by summary proceedings or by any other action or proceeding permitted by law (without being liable for any claim for damages therefor), and repossess the Premises and dispossess Tenant and any other persons from the Premises. Landlord at any time thereafter may relet the Premises, or any part thereof, in the name of Landlord or as agent for Tenant, for a term or terms which may, at Landlord's option, be less than or exceed the period of the remainder of the Term, and at such rent or rental or upon such other conditions, which may include concessions as Landlord, in its sole reasonable discretion, shall determine. Landlord shall receive the rents from such reletting and shall apply


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the same, first, to pay such expenses as Landlord may have incurred in connection with reentering, ejecting, removing, dispossessing, reletting, altering, repairing, redecorating, subdividing, or otherwise preparing the Premises for reletting, including without limitation brokerage and attorneys' fees and expenses actually incurred; second, to the payment of any indebtedness other than Rent charges and other sums due hereunder from Tenant to Landlord, and the residue, if any, shall apply to the fulfillment of the terms, covenants and conditions of Tenant hereunder, and Tenant hereby waives all claims to the surplus, if any. Tenant shall be, and hereby agrees to be, liable for and to pay Landlord any deficiency between the Rents, charges and other sums reserved hereunder (conclusively presuming that additional rent is the same as payable for the year immediately preceding such re-entry) and the net rentals, as aforesaid, or relet, if any, for each month of the period which would otherwise have constituted the balance of the Term. Tenant hereby agrees to pay such deficiency in monthly installments on the date specified in this Lease for the payment of Base Rental, and any suit or proceeding brought to collect a deficiency for any month shall not prejudice or preclude in any way the right of Landlord to collect a deficiency for any subsequent month by any similar suit or proceeding. Landlord agrees to act in good faith to relet the Premises. Landlord shall in no event be liable in any manner whatsoever for the failure to relet the Premises or, in the event of such reletting, for failure to collect the rents reserved thereunder. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless Landlord gives written notice to Tenant of such intention to so terminate this Lease.

                  (3) As agent for Tenant, Landlord, without thereby waiving such default and without liability to Tenant in connection therewith, may, but shall not be obligated to, cure any default of Tenant in the performance by Tenant of any of the terms of this Lease on Tenant's part to be performed. Landlord may enter the Premises at any time to cure any default without any liability to Tenant. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord may incur in effecting compliance with this Lease on behalf of Tenant.

                  (4)      [omitted]

PERSONALTY OF TENANT

         9. If Tenant shall not remove all its effects from said Premises at the expiration or termination of this Lease, Landlord may, at its option, remove all or part of said effects in any manner that Landlord shall choose and store the same without liability to Tenant for loss thereof, and Tenant shall reimburse Landlord on demand for all reasonable expenses incurred in such removal and also storage of said effects. Notwithstanding any changes to paragraph 9, Landlord shall retain its statutory rights provided under Georgia law.

POSSESSION

         10. If this Lease is executed before the Premises become ready for occupancy and Landlord cannot deliver possession of the Premises by the time the Term is fixed herein to begin, this Lease shall not be void or voidable (except as hereinbelow provided) and Tenant waives any claim for damages due to such delay. In the event Landlord fails to deliver the Premises to Tenant for occupancy before ninety (90) days after the Commencement Date due to reasons other than the fault of Tenant or circumstances beyond the reasonable control of Landlord, then


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Tenant shall have the right and option to terminate this Lease as Tenant's sole and exclusive remedy against Landlord.

SERVICES

         11. Provided Tenant has not abandoned the Premises and there exists no event of default on behalf of Tenant, Landlord shall furnish to the Premises the following services in the following amounts:

                  (a) Janitorial services on Monday through Friday, but excepting New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day and the Friday following Thanksgiving Day, and Christmas Day (the "Holidays");

                  (b) Electricity in the Premises on a level suitable as of the date of this Lease for normal office use, including usual and normal small office machines and similar equipment using 110 volt current, and lighting of the Premises to building standard light levels produced by building standard fluorescent lighting fixtures (Tenant being obligated to pay for replacement of all light bulbs excluding fluorescent tubes); which shall be the responsibility of Landlord.

                  (c) Seasonal air conditioning and heating on Monday through Friday, excluding the Holidays, from 8:00 A.M. to 6:00 P.M. and Saturdays from 8:00 A.M. to 12:00 P.M.

                  Landlord reserves the right to prohibit installation within the Premises of equipment using electricity in amounts greater than the amounts provided, including, but not limited to, non-standard lighting, electric heaters, air conditioners, data processing equipment, computer and allied equipment components and duplicating equipment, telephone and telecommunication equipment, stoves, microwaves, refrigerators and vending machines.

                  In no event shall Tenant's use of electric current exceed the capacity of existing feeders to the Building, risers, wiring installations or other facilities which serve utilities to the Premises. Landlord further reserves the right to prohibit the installation of any additional equipment (including, without limitation, the equipment described above, air cleaners and exchangers, water filtration systems and devices, sinks, and water heaters) unless and until arrangements are made by Tenant, acceptable to Landlord, to install such additional equipment and to install supplementary air conditioning equipment (including any submetering of the same) on the Premises at Tenant's cost and expense to support such additional equipment and the use thereof. Any cost of operation and maintenance of such additional equipment or supplementary air conditioning services incurred by Landlord shall be paid by Tenant to Landlord as additional rent on the monthly rental payment date set forth in this Lease for Base Rental. Tenant shall be solely responsible for all damages to Tenant, its employees, guest, invitees, officers, and agents and to the Premises and to the Building and other tenants of the Building which result, directly or indirectly, from the installation or use of the additional equipment abovesaid. Should Tenant desire heating or air conditioning at times when such services are not furnished by Landlord under the terms of this Lease, Landlord will furnish such services as requested by Tenant upon reasonable advance written notice from Tenant, in a format designated by Landlord, and Tenant shall pay to Landlord the then currently established charges for such services as additional rent on demand. Landlord shall not be liable for any damages directly or indirectly resulting from the installation, use, or interruption of use of utilities or the furnishing of services referred to in this paragraph where such interruption results from circumstances beyond Landlord's reasonable control or from interruptions made necessary by repairs and maintenance being undertaken by Landlord. Notwithstanding any other term hereof to the contrary, Landlord shall have no obligation to service, maintain, or repair any such additional equipment. Tenant agrees to service, maintain, and repair all such additional equipment.

SUBLETTING AND ASSIGNMENTS

         12. Tenant shall not voluntarily, involuntarily, or by operation of law assign, transfer, hypothecate, or otherwise encumber this Lease or any interest herein and shall not sublet or permit the use by others of the Premises or any part thereof without first obtaining in each instance Landlord's prior, written consent, which consent Landlord shall be entitled to withhold in its sole discretion. Landlord's consent to one assignment, sublease, transfer, or hypothecation shall not be deemed consent to any other or further assignment, sublease, transfer, or hypothecation. Any such assignment, sublease, transfer, or hypothecation without Landlord's prior, written consent shall be void and shall constitute an immediate event of default under this Lease. No acceptance by Landlord of any Rent or any other sum of money from any assignee, subtenant or other category of transferee shall release Tenant from any of its obligations hereunder or be deemed to constitute Landlord's consent to any assignment, sublease, transfer, or hypothecation. In the event Tenant shall desire to assign this Lease or sublet the Premises or any part thereof, if Tenant is not then in default under this Lease, Tenant shall give Landlord written notice at least forty-five (45) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall specify: (a) the name and business of the proposed assignee or subtenant, (b) reasonably detailed character and financial references for the proposed assignee or subtenant (including a recent certified financial statement), (c) the amount and location of space in the Premises affected, (d) the proposed effective date and duration of the subletting or assignment, (e) the proposed rental and all other consideration to be paid to Tenant by such subtenant or assignee, and (f) the extent to which parking utilization may be adversely affected by such assignee or subtenant and their employees, guests, and invitees. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects, at its option: (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will on the proposed commencement date in the sublease, surrender to Landlord possession of the affected space and thereafter be relieved of all further obligations to pay Rent hereunder as to such space; or (2) to permit Tenant to assign or sublet such space, in which event any rent payable by subtenant to Tenant in excess of the rental rate of this Lease, net of costs associated with subleasing the premises including but not limited to free rent and commission, shall be deemed additional rent owed by Tenant to Landlord under this Lease in the same manner that Tenant pays Base Rental hereunder and in addition thereto (similarly, any sums payable by any proposed assignee to Tenant in consideration of an assignment of Tenant's interest in this Lease which are properly allocable to such assignment [as determined by Landlord in its sole discretion based upon reasonable attribution methods] shall be payable by Tenant to Landlord as additional rent and in consideration of Landlord's consent to such assignment); or (3) to withhold consent to Tenant's assignment or sublease of such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord shall elect to terminate this Lease as aforesaid, Tenant shall notify

Landlord in writing within ten (10) days thereafter of Tenant's intention to either refrain from such assignment, subletting, or transfer or to accept the termination of this Lease. If Tenant advises Landlord it intends to refrain from such assignment, subletting, or transfer, then Landlord's right to terminate this Lease as aforesaid shall be null and void in such instance. If Tenant fails to so notify Landlord within said 10-day period, then Tenant will be deemed to have accepted such termination of this Lease; and, upon any such termination, Landlord shall have the right to enter into a direct Lease with Tenant's proposed assignee, subtenant, or other transferee. In no event whatsoever, shall
(x) Tenant sublet, assign, or otherwise endeavor to transfer any interest of Tenant in this Lease to any other existing tenant of space in Piedmont Center or to any person or party or affiliate thereof which has been a tenant of space in Piedmont Center within the preceding six (6) months, (y) Tenant communicate, in writing, in any way the availability of all or any part of the Premises at a rental rate which is less than the rate for which Landlord is then offering any other space in the Building or the Complex, or (z) any advertisement or other publication for subletting or assignment state the name (as distinguished from the address) of the Building. Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the Premises, no assignee or sublessee may exercise any expansion option, right of first refusal option, renewal, or extension option under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sublessee and Landlord. Notwithstanding the giving by Landlord of its consent to any assignment or sublease or any language contained in any such assignment of sublease to the contrary, Tenant shall not be relieved of any of Tenant's obligations or covenants under this Lease, and Tenant shall remain fully liable hereunder. Tenant agrees to pay to Landlord, on demand, reasonable costs (including, without limitation, attorneys' fees and expenses) incurred by Landlord in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant not to exceed $700.00 per request. Any transfer after the date hereof, whether to one or more persons or entities and whether at one or more different times, of a controlling interest in Tenant (regardless whether Tenant is a corporation, partnership, or other entity), whether voluntarily, by operation of law, or otherwise, shall be deemed an assignment of this Lease within the meaning of this Paragraph 12. Notwithstanding any other term or provision hereof, if Landlord consents to any assignment or subletting of this Lease, Tenant shall have the sole obligation to remove or cause to be removed any Hazardous Substances (as defined below) required to be removed because of the assignee's or subtenant's renovations or improvements of intended use of the Premises; and Landlord shall have no responsibility therefor.

DESTRUCTION OR DAMAGE

         13.      (a)      In the event the Premises or the Building are damaged
by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within one hundred fifty (150) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in Rent from the date of such damage. Such abatement of Rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage.

                  (b) If such repairs cannot, in Landlord's reasonable estimation, be made within one hundred fifty (150) days, Landlord and Tenant shall each have the option of giving the other, at any time within sixty (60) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the Rent hereunder shall be proportionately abated as provided in Paragraph 13(a).

                  (c) Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises or belonging to Tenant but in such instance, Landlord shall be obligated to repair and restore all other portions of the Premises, including all walls, wall coverings, carpets, ceilings, electrical, heating, ventilating, and air conditioning equipment and other utility services, connections and wiring previously located in the Premises. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

                  (d) In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Paragraph 13, Tenant may, at its option and as it sole remedy, terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

                  (e) Notwithstanding anything to the contrary contained in this Paragraph 13: (i) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Paragraph 13 occur during the last twelve (12) months of the Term or any extension thereof, or if the damages are not covered by Landlord's insurance, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable, Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice, and (ii) in the event the holder of any indebtedness secured by a mortgage, deed of trust, security deed or other security instrument covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

                  (f) In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Paragraph 15, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

CONDEMNATIONS

         14. If the whole or any material part of the Premises shall be taken or condemned by any competent authority, then the Term shall cease and terminate from the date when the possession of the part so taken shall be required for such use or purpose, and the entire amount of the condemnation award shall be paid to Landlord (excepting only any portion of such award designated for moving expenses). If the whole or any material part of the Building shall be taken or condemned by any competent authority (regardless of whether or not any portion of the Premises shall be so taken or condemned), Landlord shall have the right to terminate this Lease upon notice to Tenant.

ALTERATION AND IMPROVEMENTS

         15. Tenant will make no alterations in, or additions to, the Premises without first obtaining Landlord's written consent. All such alterations shall be made in accordance with all governmental laws, ordinances, rules and regulations. All erections, additions, fixtures, and improvements, (excluding, without limitation, telephone and telecommunication equipment and cabling) (collectively, the "alterations") whether temporary or permanent in character (except only movable office furniture and equipment of Tenant), made in or upon the Premises, either by Tenant or Landlord, shall be Landlord's property, and shall remain upon said Premises at the termination of the Term by lapse of time or otherwise, without compensation to Tenant. At Landlord's election, Tenant shall, at its sole expense, cause to be removed from the Premises at the end of the Term all such alterations, provided Landlord notifies Tenant of its duty to remove such alterations at the time of Landlord's consent. As a condition to granting consent to the making of such alteration or additions, Landlord may impose such requirements as Landlord may in its sole reasonable discretion deem reasonable or necessary including, by way of illustration and not limitation, requirements as to the manner in which or time at which such work is performed, the design of such alterations, the quality of materials and workmanship utilized in making such alterations, the selection of the contractor who shall perform the work required to complete such alterations, and the providing for all lien waivers and evidence of insurance with respect to each contractor employed by Tenant. If, in connection with the initial build-out of the Premises for Tenant or in connection with any subsequent alterations or additions to the Premises, Tenant uses a contractor other than Landlord or its affiliate, or an affiliate of PC Associates, then Landlord shall be paid a supervisory fee equal to five percent (5%) of the total of the construction contract with Tenant's third-party contractor or contractors. Said fee shall be due and payable as and when payments are made under Tenant's construction contract or contracts. Tenant shall pay, in addition to any sums due pursuant to Paragraph 3 herein, any increase in real estate taxes attributable to any such alteration for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under Paragraph 3(b) herein.

ATTORNEY'S FEES; LATE PAYMENTS

         16. In any action involving a dispute arising from the obligations of the parties hereto the prevailing party shall be entitled to recover reasonable actual attorneys' fees from the other party. In connection with any installment of Rent not paid when due, Landlord shall be entitled to charge Tenant either (a) interest on the Rent due at the rate of the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum rate allowed by law, after as well as before judgment, from the due date until paid, or (b) a per diem fee of $25.00 for each day after the due date until paid. Tenant agrees that the actual loss to Landlord because of Tenant's failure to pay when due is not readily calculable and that the foregoing is intended to provide liquidated damages, not a penalty, and that the foregoing is a reasonable pre-estimate of such loss.

RULES AND REGULATIONS

         17. The rules and regulations attached to this Lease as Exhibit "B" shall be and are hereby made an integral part of this Lease. Tenant, its contractors, servants, and agents, will perform and abide by said rules and regulations and any amendments or additions to said rules and regulations as may be made from time to time by Landlord, upon notice to Tenant, for the safety, care, cleanliness, and preservation of good order in the Building. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any such rules and regulations.

NO ESTATE

         18. This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and sale.

HOLDING OVER

         19. If Tenant remains in possession of the Premises after expiration or termination of the Term, with Landlord's acquiescence and without any distinct agreement of the parties, then Tenant by virtue of this paragraph shall become a tenant from month-to-month at a monthly base rent, payable in advance, in an amount equal to 150% of the amount of Base Rent payable for the last month of the Term and otherwise subject to all of the conditions and covenants of this Lease as though this Lease had originally been a month-to-month tenancy. In no event shall there be a renewal of this Lease by operation of law, and any such month-to-month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days written notice to the other. Notwithstanding the foregoing, if Tenant shall remain in possession of the Premises as a holdover tenant without the acquiescence of Landlord or otherwise in violation of the terms and provisions of this Lease, in addition to any other rights and remedies available to Landlord, Landlord shall have the immediate right to re-enter and take possession of the Premises.

SURRENDER OF PREMISES

         20. At the expiration or termination of this Lease, Tenant shall surrender the Premises (and all keys and/or access control keys and devices to the Premises) to Landlord in good condition, natural wear and tear only excepted. Any property, including, without limitation, cable communication equipment, owned or leased by Tenant left upon the Premises at the termination of this Lease shall be deemed abandoned by Tenant, and Landlord may thereafter use or dispose of such property as Landlord sees fit without obligation to Tenant. Tenant shall reimburse Landlord on demand for Landlord's costs and expenses in removing, storing and disposing of such property, and Tenant shall further indemnify and hold Landlord free and harmless from any liability, claim or expense suffered or incurred by Landlord in connection with the removal or disposal of such property. This Paragraph 20 shall expressly survive the termination or expiration of this Lease, but only if such property remains on the Premises for five (5) business days after notice is given by Landlord that the property is subject to removal and loss. Notice to be given at the addresses specified in paragraph 21 of the Lease.

NOTICES

         21. Notices required or permitted hereunder or given to Tenant pursuant to this Lease of the obligations hereunder shall be given by mailing the notice addressed to the address set forth below by certified mail return receipt requested postage prepaid or overnight courier and such notice shall be deemed to have been given hereunder three (3) business days after the notice is deposited into the U.S. Mail or delivered by courier:

                  Novient, Inc.
                  Seven Piedmont Center
                  Suite 500
                  Atlanta, Georgia 30305
                  Attn: Mark Kopcha

                  With a copy to:

                  John C. Yates
                  Morris, Manning & Martin
                  3343 Peachtree Road, N.E., Suite 1600
                  Atlanta, Georgia 30326

                  Any notice given by Tenant to Landlord under this Lease shall be in writing and sent by certified mail, return receipt requested, effective only when received by Landlord at Landlord's address herein below set forth. Unless Landlord otherwise notifies Tenant, any notice given by Tenant to Landlord shall be delivered to Landlord at the following address:

                  Piedmont Center, Inc.
                  Suite 510, Five Piedmont Center
                  Atlanta, Georgia 30305

                  With a copy to:

                  Habersham Management Group
                  Suite 515, Two Piedmont Center
                  Atlanta, Georgia 30305

                  Either party may, by written notice to the other, specify a different address for notice purposes, except that Landlord may in any event use the Premises as proper and sufficient for service of dispossessory or disraint proceedings and notice of an event of default.

PARTIES

         22. "Landlord" as used in this Lease shall include Landlord, its representatives, assigns and successors-in-title to the Premises. It is understood and agreed that the term "Landlord", as used in this Lease, means only the owner (or the tenant under a superior lease) from time to time of the Building so that in the event of any sale, Landlord as transferor shall be relieved of all covenants and obligation of Landlord hereunder, and Tenant shall attorn to any successor Landlord hereunder. "Tenant" shall include Tenant, its representatives and, if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or subtenants, as to the Premises covered by such assignment or sublease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership, other entity, or individual, as may fit the particular parties.

CHANGE OF PREMISES

         23.      [OMITTED]

SECURITY DEPOSIT

         24. Tenant shall deposit the amount of $17,326.83 (the "Security Deposit") with Landlord upon the execution of this Lease. The acceptance by Landlord of the Security Deposit paid by Tenant shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five
(5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled.

SUBORDINATION

         25. This Lease and all rights of Tenant hereunder are and shall be inferior and subordinate to any mortgage, deed to secure debt, deed of trust or other security instrument in the nature thereof which may now or hereafter affect Landlord's interest in the Premises or Building and to any modifications, renewals, consolidations, extensions, or replacements of any such security instrument; provided, however, that Landlord, mortgagee, trustee or holder of any such mortgage, deed to secure debt, deed of trust or other security instrument in the nature thereof may, by notice to Tenant, elect to have Tenant's interest in this Lease be superior to any such instrument, in which case this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. This paragraph shall be self-operative, and no further instrument of subordination shall be required by the holder of any such security instrument. Tenant shall, however, execute, acknowledge, and deliver to Landlord or the holder of any such security instrument, upon demand and without expense, any and all instruments that may be requested by Landlord for the purpose of subordinating (or making superior) this Lease and the rights of Tenant hereunder to the rights and interests of the holder of such security instrument and for any and all purposes reasonably related thereto. In the event the holder of any such security instrument or purchaser at foreclosure shall hereafter succeed to the rights of Landlord under this Lease, whether by foreclosure or other means, Tenant shall attorn to and recognize same as the successor Landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment.

ESTOPPEL CERTIFICATES

         26. Tenant shall at any time and from time to time, upon not less than ten (10) days prior, written notice from Landlord, execute, acknowledge and deliver to Landlord, or Landlord's designee, a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), (b) stating that Tenant has accepted occupancy of the Premises, (c) specifying the dates to which rent, and other amounts due hereunder have been paid, (d) certifying that there are no existing defaults on the part of Landlord hereunder and that Tenant has no defenses or offsets against the enforcement of this Lease or specifying such defaults, defenses or offsets if any are claimed, and (e) addressing such other aspects of this Lease as Landlord shall reasonably request.

EXCULPATION

         27. Notwithstanding anything to the contrary contained herein, express or implied, Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building (subject to the rights of any holders of security interests in the Building), and neither Landlord nor any of its trustees, board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees or agents of Landlord or the investment manager shall have any personal liability whatsoever with respect to this Lease or Landlord's obligations hereunder.

QUIET POSSESSION

         28. Upon Tenant's paying the Rent hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the Term, subject to all of the terms and provisions of this Lease. Notwithstanding the foregoing, Tenant agrees that any towing of any vehicles which are owned by Tenant or its employees and which are illegally or improperly parked shall not constitute a violation of Tenant's quiet enjoyment; and Tenant hereby releases Landlord from all claims Tenant, its employees, guests, and invitees may have against Landlord as a result of any proper exercise by Landlord of its rights aforesaid. Such towing shall not, in any event, constitute a breach of this Paragraph 28.

HAZARDOUS SUBSTANCES

         29. Tenant hereby represents and warrants to Landlord that Tenant has not brought or permitted to be brought, and covenants and agrees with Landlord that Tenant will not bring or permit to be brought on the Premises or any portion thereof any substances or materials (hereinafter collectively called "Hazardous Substances") except those substances common used in business offices, the generation, handling, manufacturing, treatment, storage, use, transportation, or discharge of which are regulated by any state, federal, or local law, rule, regulation, or notice or may result in a diminution or impairment of air or water quality. Tenant hereby indemnifies and agrees to hold Landlord harmless from and against (a) all costs, fees, and expenses (including, without limitation, attorneys', engineers' and consultants' fees and costs actually incurred) in connection with the presence of any Hazardous Substances on the Premises first introduced by Tenant onto the Premises after the Commencement Date; (b) all claims, liabilities, expenses, or damages imposed on Landlord or incurred by Landlord by any person (including, without limitation, any employee, invitee, or guest of Tenant), entity, or governmental body whatsoever and arising out of any claims, action, administrative proceedings, judgments, damages, penalties, fines, and costs, including, without limitation, attorneys', engineers, and consultants' fees and costs, costs of investigation, and settlement, that arise directly or indirectly from or in connection with the presence, release, or suspected release of any Hazardous Substances at, or, or about the Premises as a result of any action or omission of Tenant; (c) any diminution in the value of the Building arising directly or indirectly from or in connection with the presence, release, or suspected release of any Hazardous Substances at, on, or near the Premises as a result of any action or omission of Tenant; and (d) all loss of rental resulting from the presence, release, or suspected release of any Hazardous Substances at, in, or near the Premises or at, in, or near the Complex as a result of any action or omission by Tenant. Tenant agrees to notify Landlord (i) of any investigation of the Premises for Hazardous Substances by any consultant engaged by Tenant or others on Tenant's behalf or any governmental or quasi-governmental agency, department, commission, or committee and (ii) of any suit or threatened suit against Tenant with regard to the discharge, release, or possible discharge or release of Hazardous Substances at, near, or about the Premises. Further, Tenant agrees to provide Landlord with true, correct, and complete copies of all test results conducted by or at the request of Tenant with respect to the possible presence of Hazardous Substances at, near, or about the Premises. Any permitted alterations or permitted improvements to the Premises made by Tenant shall be made and maintained in compliance with all environmental, health, and safety laws applicable to the Premises. In addition to its rights under Paragraph 7 above, Landlord shall have the right, but not the obligation or duty, to enter or to have its engineer and consultants enter the Premises at reasonable hours to test for the presence of Hazardous Substances. Such testing shall be at Landlord's expenses; provided, however, if such testing reveals the presence of Hazardous Substances above any permissible levels or quantities, Tenant shall promptly reimburse Landlord for the costs of such tests and shall promptly remove or cause to be removed any excessive Hazardous Substances. The indemnifications contained in this Paragraph 29 shall inure to the benefit of Landlord, its successors, successors-in-title, assigns, mortgagees, lenders, partners, joint venturers, officers, directors, members, employees, and agents. The terms and provisions of this Paragraph 29 shall survive the expiration or earlier termination of this Lease.

NON-LIABILITY AND INDEMNIFICATION

         30. None of the Landlord Entities (as defined in Paragraph 32) shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including, without limitation, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Complex to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises or from transactions of Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to this Lease, including, but not limited to, Paragraph
29. The provisions of this Paragraph shall survive the termination or expiration of this Lease with respect to any claims or liability accruing prior to such termination or expiration.

ENTIRE AGREEMENT, ETC.

         31. This Lease contains the entire agreement of the parties, and no representation or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Paragraph 24, the first month's rent as set forth in Paragraph 3 and any sum owed pursuant to this Lease.

                  This Lease may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Lease shall be governed by the laws of the State of Georgia. Tenant shall not record this Lease or any memorandum hereof. The terms of this Lease are to be given their meaning under Georgia law without any presumption or construction for or against any party over the other as to the author of said terms, because all parties hereto jointly claim said terms as their own for purposes of this Lease.

DEFINED TERMS AND HEADINGS

         32. The Paragraph headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all of the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person or entity, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable space footage of the Premises and Tenant's Share as defined in Paragraph 3.

TIME OF ESSENCE

         33.      Time is of the essence of this Lease.

BROKERS

         34. Tenant represents and warrants to Landlord that, except for William Leonard & Co. ("Broker"), Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Tenant hereby further represents and warrants to Landlord that Tenant is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from Broker, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to Broker by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly. Tenant hereby indemnifies Landlord against and from any claims for any brokerage commissions (except those payable to Broker, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

TENANT'S BANKRUPTCY OR INSOLVENCY

         35. If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"): Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Paragraph 12 hereof, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

                  (a) Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

                  (b) Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of Rent an amount equal to the larger of: (a) three months' Base Rental and other monetary charges accruing under this Lease; and (b) any sum specified in Paragraph 24 hereof; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

                  (c) The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

                  (d) Landlord shall have or would have had absent the Debtor's Law, no right under Paragraph 12 hereof to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

EXHIBITS

         36. The exhibits referred to in this Lease and identified below are attached to this Lease and by reference made a part hereof;

                      Exhibit "A"      -        Premises
                      Exhibit "B"      -        Rules and Regulations
                      Exhibit "C"      -        Special Stipulations
                      Exhibit "D"      -        Leasehold Improvements

TENANT'S AUTHORITY

         37. If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Premises is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state in which the Premises is located and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

SPECIAL STIPULATIONS

         38. Insofar as the Special Stipulations, if any, set forth on Exhibit "C" conflict with any of the provisions of this Lease, said Special Stipulations shall control.

         IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

                                    TENANT:

                                    NOVIENT, INC., a Georgia corporation

                                    By: /s/ Lori N. Siegel
                                       -----------------------------------------
                                    Name:  Lori N. Siegel
                                    Title: CFO

                                    LANDLORD:

                                    PIEDMONT OFFICE CENTER, INC., a
                                    Delaware corporation

                                    By: RREEF Management Company, a
                                        Delaware corporation

                                        By: /s/ Faye Z. Phillips
                                           -------------------------------------
                                           Faye Z. Phillips
                                           Vice President

                                    EXHIBIT A


           [Architectural Floor Plan of Fifth Floor - Building Seven]

                         [Piedmont Center, Atlanta, GA]

                 [A development of P.C. Associates, Atlanta, GA]

                                   EXHIBIT A-1


        [Architectural Floor Plan of Sixth & Seventh Floor - Building 7 -
                              1st Right of Refusal]

                         [Piedmont Center, Atlanta, GA]

                 [A development of P.C. Associates, Atlanta, GA]

                                   EXHIBIT A-2


            [Architectural Floor Plan of Fourth Floor - Building 7 -
                              2nd Right of Refusal]

                         [Piedmont Center, Atlanta, GA]

                 [A development of P.C. Associates, Atlanta, GA]

                                    EXHIBIT B

                              BUILDING REGULATIONS


         To insure minimization of inconvenience to tenants and to maintain the Complex in the best possible condition, Tenant shall comply with the following Building Regulations:

         1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenant (including Tenant's agents, contractors and visitors), nor used by them for any purpose other than those of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by Tenant. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances shall be thrown therein.

         2. No advertisement, sign, or other notice shall be inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or any portion of the Building and related improvements, except where permitted by Landlord in writing. All such advertisements, signs or other notices shall be of such order, size and style, and at such places as shall be designated by Landlord. Exterior signs at or near exterior doors will be provided for Tenant by Landlord, the cost of signs to be charged to and paid for by Tenant. Tenant will not distribute, display or place any handbills, bumper stickers or other advertisements or notice in any area of the Building and related improvements or throughout Piedmont Center or on vehicles at Piedmont Center.

         3. Nothing shall be thrown by Tenant out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time.

         4. Tenant shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the Premises) for the purpose of cleaning or taking charge of said Premises. Tenant shall not change or install any additional locks or security systems in the Premises without Landlord's written consent. It is understood and agreed that Landlord shall not be responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to the furniture or other effects of Tenant by the janitor or any of its employees.

         5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Complex or on the grounds of Piedmont Center.

         6. No painting shall be done, nor shall any alterations be made, to any part of the Building or Premises by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall either any cabling be installed in or about the Premises or any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Building and the Premises shall be kept whole and, when any part thereof shall b broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the Building, the Premises, or any improvements included in either, nor allow upon the Premises any noxious, noisy, or offensive business. Tenant shall not change or remove blinds or other window coverings without Landlord's consent.

         7. Tenant shall not (without Landlord's written consent) put up or operate any steam engine, boiler, machinery or store upon the Premises, or carry on any mechanical business therein, nor do any cooking therein (except microwave cooking), nor use or allow to be used upon the Premises oil, burning fluids, camphene, gasoline or kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire and no explosives, firearms or weapons shall be brought into said Premises or Building. No offensive gases or liquids will be permitted. Tenant shall not generate, store, handle or otherwise deal with any hazardous or toxic waste, substance or material, or any oil or pesticide, upon any portion of the Building and related property. Tenant shall comply with all "no smoking" and similar ordinances applicable to the Building, including, without limitation, the Fulton County Clean Indoor Act Ordinance.

         8. If tenants require electric wiring for any electrical device, such wiring shall be done by Landlord's approved electrician only, and no outside electricians shall be allowed to do work of this kind unless by written permission of Landlord. Tenant shall obtain installation of all telephonic wiring in compliance with applicable codes. No boring or cutting into concrete for wiring shall be done unless approved by Landlord.

         9. Landlord will post on the directory of its Building one name to be designated by Tenant at no charge. All additional names which Tenant shall desire put upon said directory must be first consented to by Landlord and, if so approved, a charge will be made for such additional listing as prescribed by Landlord to be paid to Landlord by Tenant.

         10. Landlord and its agents and contractors shall have the right to enter the Premises at all reasonable hours for the purpose of making any repairs, alterations, or additions which it shall deem necessary for the safety, preservation, or improvement of the Building, and Landlord shall be allowed to take all material into and upon such Premises that may be required to make such repairs, improvements, and additions, or any alterations for the benefit of Tenant without in any way being deemed or held guilty of an eviction of Tenant or otherwise liable to Tenant; and the rent reserved shall in no way abate while said repairs, alterations, or additions are being made; and Tenant shall not be entitled to maintain a set-off or counterclaim for damage against Landlord by reason of loss or interruption to the business of Tenant because of the prosecution of any such work. All repairs, decorations, additions and improvements shall be done during ordinary business hours, at Landlord's option, or, if any such work is at the request of Tenant to be done during any other hours, Tenant shall pay for all overtime costs. In cases of emergency, Landlord, its agents and contractors, shall have the right to enter the Premises at any time, with force if necessary.

         11. Landlord reserves all vending rights. Tenant's request for such service shall be made by Tenant to Landlord's management office.

         12. All moves (whether moving into or out of the Premises) and deliveries of furniture or equipment shall be coordinated through Landlord's management offices, and Tenant shall advise Landlord at least two (2) working days prior to truck arrival. Tenant shall provide Landlord such information (including the completion of Landlord's standard moving questionnaires) as Landlord requires to coordinate such moves or deliveries, and Tenant (together with Tenant's agents and contractors) will comply with Landlord's guidelines and instructions in the work associated with such moves or deliveries. All moving and delivery companies shall provide Landlord certificates of insurance evidencing the existence of property damage and liability insurance in amounts acceptable to Landlord. All moves shall be made at 5:30 P.M. Friday and prior to 8:00 A.M. Monday. Tenant shall be responsible for any damages to the Premises, Building and related improvements occurring from such move or delivery, and shall ensure that proper precautions are undertaken to avoid any such damage. Tenant shall provide Landlord the forwarding address of Tenant prior to any move-out. A representative of Landlord shall have the right to be at and to supervise all moves and deliveries.

         13. No load shall be placed on the floor of the Premises which exceeds Landlord's prescribed load limits. All equipment of Tenant will be kept and operated by Tenant free of abnormal noise and vibrations which may transmit to any part of the Building or beyond the confines of the Premises. No odors or vapors will be permitted or caused to emanate from the Premises.

         14. Landlord reserves the right to require all persons entering the Building to sign a register, to be announced to Tenant that such person is visiting and to be accepted as a visitor by Tenant or to be otherwise properly identified (and, if not so accepted or identified, reserves the right to exclude such persons from the Building) and to require persons leaving the Building to sign a register or to surrender any pass given to such person. Tenant shall be responsible for all persons for whom it requests any such pass or any person who Tenant so accepts. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, security, reputation or interest of the Building or the tenants of the Building may be denied access to the Building or may be ejected from the Building.

         15. Tenant agrees to comply with, and to compel its visitors, agents, employees, customers, and guests to comply with, all parking rules and regulations within Piedmont Center. Tenant agrees that Landlord shall have no liability or responsibility for any vehicles that are damaged at or towed from Piedmont Center. No long-term storage of vehicles at Piedmont Center is permitted; any vehicles so stored may be towed by Landlord or its representatives at Tenant's expense.

                                    EXHIBIT C

                              SPECIAL STIPULATIONS


         This Exhibit "C" is a part of the Lease between PIEDMONT CENTER, INC., a Delaware corporation, as Landlord, and NOVIENT, INC., a Georgia corporation, as Tenant, for Suite 500, Seven Piedmont Center.

         1. Effective on the commencement of the seventh month of Lease Term, Tenant's Premises shall be expanded to 12,500 rentable square feet. Further, on the commencement of the second year of Lease Term, the Premises shall be expanded to 21,285 rentable square feet.

         2. Notwithstanding anything to the contrary contained herein, the base rent schedule for the Premises shall be as follows:

                           Months 1  -  6:      $17,326.83 per month
                           Months 7  - 12:      $22,916.67 per month
                           Months 13 - 24:      $41,346.11 per month
                           Months 25 - 36:      $41,683.13 per month
                           Months 37 - 48:      $43,279.50 per month
                           Months 49 - 60:      $44,343.75 per month

         The above said base rental shall be subject to adjustment as provided for in the Lease.

         3. Beginning on January 1, 2001, Tenant's base rental figures shown in paragraph 2 herein shall be adjusted annually by two and one-quarter percent (2.25%). The adjusted figures shall establish the new base rental figure.

         4.       Tenant shall provide to Landlord either a Letter of Credit
(LOC) or Certificate of Deposit (CD) issued by a bank with a branch in Metro Atlanta equal to the sum of $100,000.00. This sum shall be increased by fifty percent (50%) of any increase over the $10.00 per rentable square foot Tenant Improvement Allowance provided for in the Lease. Tenant shall provide such LOC or CD within thirty (30) days of execution of the Lease or prior to the commencement of construction of the improvements in the Premises, whichever is sooner. Should Tenant fail to provide an acceptable LOC or CD to Landlord within said time frame given herein, this Lease shall become null and void, and Tenant shall reimburse Landlord for any costs it has expended on construction drawings and associated costs for the Premises. Said LOC or CD shall be payable to Landlord in the event Tenant defaults under the terms and conditions of this Lease. Said LOC or CD shall have an initial term of not less than one (1) year and shall be renewed for two (2) additional twelve (12) month periods not less than thirty (30) days prior to each expiration until said LOC or CD is no longer required. Notwithstanding anything to the contrary in Paragraph 8 of the Lease, should Tenant fail to provide Landlord with proof of said renewal of the LOC or CD thirty days prior to the expiration of the LOC or CD, an event of default shall have immediately occurred and Landlord shall be entitled to call the LOC or CD immediately with no required period to cure. Landlord may only draw on LOC or CD if such request is accompanied by an affidavit stating that an event of default has occurred on the part of the Tenant and remains uncured, provided a cure period is applicable. Provided no event of default has occurred and remains uncured after the appropriate cure period during the first three (3) years of Lease Term, the requirement of this LOC or CD shall be waived. Should Tenant become a publicly traded company, provided Tenant is not in default under the terms of this Lease, then ninety (90) days after the date upon which the Tenant became a publicly traded company, the LOC or CD shall be waived. Similarly, should Tenant receive another round of capital funding of at least $5,000,000.00, the LOC or CD shall be waived ninety (90) days after the date the abovesaid sum is deposited in Tenant's account.

         5. Provided Tenant is not in default under the terms and conditions of this Lease and has not sublet its entire Premises, Tenant shall have the option to lease approximately 4,265 rentable square feet as shown outlined in green on Exhibit "A" attached hereto on August 1, 2000 provided Tenant has given Landlord written notice of its intent to exercise said option not later than March 1, 2000. Should Tenant exercise said option the rental rate shall be that rate Tenant is paying at that time. Further, Landlord shall provide a prorated amount of the original Tenant Improvement Allowance set forth in Exhibit "D". The proration shall be based on the total months of occupancy for the option space.

         6. Landlord hereby provides Tenant with a Right of First Refusal on approximately 13,640 rentable square feet or any portion thereof on the sixth floor of Building Seven, should the tenant who presently occupies said space not renew its lease or should such space become available for lease. Tenant shall have five (5) days to exercise its right in writing after notification from Landlord that Landlord has a bona fide third party offer for said space. Absence of notice by Tenant shall be deemed to be a waiver of the rights provided herein. The terms and conditions for such space shall be the same as those agreed upon between the Landlord and the third party for the space.

         7. Landlord hereby provides Tenant with a Second Right of Refusal on approximately 16,000 rentable square feet on the fourth floor of Building Seven, subject to existing tenants' rights. Tenant shall have five (5) days to exercise its right in writing after notification from Landlord that Landlord has a bona fide third party offer for said space. Absence of notice by Tenant shall be deemed to be a waiver of the rights provided herein. The terms and conditions for such space shall be the same as those agreed upon between the Landlord and the third party for the space.

         8. Seasonal air conditioning and heating on Saturdays shall be from 8:00 A.M. to 12:00 P.M.

         9. PERMITTED USE OF SPACE. The permitted use set forth in Section 4 of the Lease shall also allow use of Premises for storage, duplication, circuit board assemblage and other preparation of computer hardware products and computer software products and all related support and maintenance of computers, equipment and software, provided that such assemblage does not materially disturb the quiet enjoyment of another tenant and so long as any associated electrical usage does not exceed the normal Building standards for office usage.

         10.      AUTHORITY OF LANDLORD. Landlord represents and warrants that:
(i) Landlord owns fee simple title to the Building and Landlord is fully authorized to execute the Lease and grant the rights to Tenant pursuant to the terms of the Lease.

         11. LANDLORD'S INSURANCE. Landlord shall maintain general liability and casualty insurance coverage on the Building and its contents and improvements as necessary to fully insure and protect such interest, provided however the Landlord shall not be obligated to insure any of the furniture, equipment and other property placed in the Premises.

         12.      SUBLETTING AND ASSIGNMENTS. Notwithstanding anything in
Section 12 to the contrary, Landlord shall not unreasonably withhold or delay its consent to an assignment, subletting or transfer of the Lease. The Tenant shall be entitled to assign the Lease to: (i) Tenant's parent corporation; (ii) a wholly-owned subsidiary of Tenant; (iii) any corporation in which Tenant or its parent owns fifty percent (50%) or more of the outstanding stock; (iv) a consolidation or merger of Tenant with its parent or subsidiary corporations; or
(v) a corporation to which substantially all of the assets of the Tenant may be transferred. If an assignee of Tenant's rights and obligations hereunder is as creditworthy as Tenant or more creditworthy, then Tenant shall be released from further obligations hereunder, otherwise, Tenant shall remain obligated hereunder after any such assignment.

         13. CONDEMNATION PROCEEDS. Notwithstanding anything in Section 14 to the contrary, Tenant shall be entitled to retain all condemnation proceeds and other sums which are separately awarded to Tenant in the event of a condemnation of the Premises and the Building, provided such award does not diminish the award due to Landlord by the condemning party.

         14. REMOVAL OF EQUIPMENT. Notwithstanding anything in Section 15 to the contrary, Tenant shall be entitled to remove all telephone, computer and other equipment from the Premises even if it is affixed to the Premises. However, Tenant must restore the premises to the condition existing prior to installation of said telephone, computer or other equipment, normal wear and tear excepted. Tenant shall not remove fixtures or improvements which are a part of the Premises.

         15. RULES AND REGULATIONS. Notwithstanding anything herein to the contrary in Section 17, Landlord shall use commercially reasonable best efforts to uniformly enforce the Rules and Regulations.

         16. EQUIPMENT. Notwithstanding anything in Section 29 to the contrary, Tenant shall be entitled to bring into the Premises any normal office and business equipment and other materials that are commonly used in offices in Atlanta.

         17. Both Landlord and Tenant agree that time is of the essence and shall work in good faith towards completing all tasks necessary to provide for Tenant's occupancy as soon as is possible.

         18. Landlord hereby agrees to provide Tenant the option to extend the term of the Lease one (1) year provided Tenant gives such notice of such election prior to construction of the Premises. Should said option be executed, Tenants rental shall be as outlined below. Should

Tenant exercise said option Landlord shall provide an additional $2.00 per rentable square foot for improvements to the Premises:

                           Months 1  -  6:        $17,326.83 per month
                           Months 7  - 12:        $22,916.67 per month
                           Months 13 - 24:        $41,346.11 per month
                           Months 25 - 36:        $41,683.13 per month
                           Months 37 - 48:        $41,683.13 per month
                           Months 49 - 60:        $43,279.50 per month
                           Months 61 - 72:        $44,343.75 per month

                  The above said base rental shall be subject to adjustment as provided for in the Lease.

         19. Landlord hereby agrees that should Tenant so request, it will apply to the necessary governmental agencies for approval of a monument sign location near the entrance to Building Five through Eight, Piedmont Center. Should Landlord receive such approval, Tenant shall be responsible for all costs associated with the installation of said signage. Said sign shall be similar in design to those signs for Buildings One through Four and Fifteen Piedmont Center. Landlord shall have the right to place other companies names on said sign; however, Tenant shall have the right to have the upper most location on said sign. Tenant shall not owe an annual fee for its position on the sign. Further, Tenant's obligation for payment of said signage shall be limited to $10,000.00.

                                    EXHIBIT D

                             LEASEHOLD IMPROVEMENTS


         This Exhibit "D" is a part of the Lease between PIEDMONT OFFICE CENTER, INC., a Delaware corporation, as Landlord, and NOVIENT, INC., a Georgia corporation, as Tenant, for Suite 500, Seven Piedmont Center.

         1. Tenant accepts the Premises in its present "as-is" condition. Landlord will contribute up to $10.00 per rentable square foot towards leasehold improvements, including cable and telephone work to the Premises.

         2. Landlord's Work. Landlord shall provide design and construction of the work to the Premises described on Schedule 1 attached hereto ("Landlord's Work"). Tenant may not use or occupy the Premises with a number of personnel greater than is contemplated in the approved space plans. As further provided herein, Tenant shall be responsible for the incremental cost of Landlord's Work in excess of the Maximum TI Allowance (as defined below).

         3.       Cost and Allowance.

                  (a) This Lease and the rental rates provided for herein are premises on a total cost of Landlord's Work not to exceed $212,850.00 ($10.00 per RSF) (the "Maximum TI Allowance"). The "cost of Landlord's Work" includes, without limitation:

                           (i)      All costs and expenses  actually incurred by
Landlord pertaining to Landlord's Work, including, but not limited to, costs charged by contractors, subcontractors and general and other conditions costs and expenses in connection with preparation of the Premises for occupancy;

                           (ii)     All costs and expenses of preparation of the
plans for such construction, and site inspection and contract administration by Landlord's consulting architects and/or engineers;

                           (iii)    All costs of permits, licenses and other
approvals required for the performance of Landlord's Work; and

                           (iv)     A construction management fee to Landlord,
or Landlord's agent, of five percent (5%) of the total of all such costs under the foregoing subsections (i), (ii) and (iii).

                  (b) If the total cost of Landlord's Work exceeds the Maximum TI Allowance, the entire amount of such excess (the "Excess TI Cost") shall be borne by Tenant and shall be paid to Landlord by Tenant upon demand as additional rent under the Lease. Prior to commencing any of Landlord's Work, Landlord shall submit to Tenant for Tenant's reasonable approval a written estimate of the cost of Landlord's Work (the "Estimate"). If Tenant fails to either approve or reasonably object to the Estimate within five (5) business days after Tenant's receipt thereof, then Tenant shall be deemed to have approved the Estimate. Landlord will require Tenant to deposit with Landlord within five (5) days after Landlord's written request therefore the amount of the agreed-upon Estimate which exceeds the Maximum TI Allowance (the "Excess TI Deposit"). The Excess TI Deposit shall be held as security for the payment of and shall be credited, without interest, against the sums payable by Tenant under this Lease. Landlord shall not be required to commence the Landlord's Work until payment of the Excess TI Deposit is received. Any delay in completing Landlord's Work by the Commencement Date that results from a delay by Tenant to deposit the Excess TI Deposit with Landlord within said five (5) day period shall be deemed a delay caused by Tenant under Section 2(c) of the Lease.

                  (c) Notwithstanding anything to the contrary contained herein, Tenant may notify Landlord prior to the Commencement Date of Tenant's election to reimburse Landlord for the Excess TI Cost by payments to Landlord of monthly additional rent (in the same manner and on the same terms as Base Rental) in an amount that would fully amortize the Excess TI Cost with interest at twelve percent (12%) over the initial Term of the Lease. Notwithstanding anything to the contrary contained herein, the maximum amount of the Excess TI Cost which Tenant may elect to amortize hereunder is $42,570.00 ($2.00 per rentable square foot), and any amount of the Excess TI Cost which exceeds said maximum amount shall be paid by Tenant to Landlord upon demand.

         4.       Miscellaneous.

                  (a) Except as set forth in this Exhibit D, Landlord has no other agreement with Tenant and has no obligation to do any work with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and provisions of the Lease.

                  (b) All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

                  (c) This Exhibit D shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

         5. Recapture of Concessions. Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Base Rental to become due with respect to all of the Premises over the full Term of this Lease for amortization, including an interest factor of ten percent (10%) per annum (the "Interest Rate") of the Concession Amount. For purposes hereof, the "Concession Amount" shall be defined as the aggregate of the Maximum TI Allowance, any amount of the Excess TI Cost which Tenant has elected to amortize hereunder and the brokers' commissions becoming due by reason of this Lease.

                  Accordingly, Tenant agrees that if this Lease or Tenant's right to possession of the Premises leased hereunder shall be terminated as of any date ("Termination Date") prior to the expiration of the full Term hereof by any reason other than a Landlord default, there shall be due and owing to Landlord as of the day prior to the Termination Date, as rent in addition to all other amounts owed by Tenant as of such Termination Date, the amount ("Unamortized Amount") of the Concession Amount determined as set forth below, provided, however, that in the event that the Unamortized Amount is recovered by Landlord pursuant to any other provision of this Lease, Landlord agrees that it shall not attempt to recover the Unamortized Amount pursuant to this paragraph.

                  For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with the Interest Rate payable in level payments over the same length of time as the current Term of the Lease would be determined; to illustrate, according to a standard mortgage amortization table, the principal amount outstanding (i.e. the unamortized amount) at the end of the fifth year of a loan of $1,000.00 payable in level payments with interest at 8% over ten years will be $598.00 assuming all payments to that point are made as due.

                                   SCHEDULE 1

                                 LANDLORD'S WORK



         Construction per plans and specifications dated (not available) (accepted by Tenant on (not available) prepared by (not available).

         Upon completion, Construction Drawings to be attached hereto and made a part hereof.